EXHIBIT 99.3


FOR IMMEDIATE RELEASE
---------------------

Contact:   Lorraine D. Miller, CFA               Toni M. Cauble
           Sr. VP - Investor Relations           VP - Corp. Communications
           404.378.0491                          706.645.4879

                  WESTPOINT STEVENS' BOARD OF DIRECTORS ELECTS
                  M. L. (CHIP) FONTENOT CHIEF EXECUTIVE OFFICER

WEST POINT, GEORGIA (October 17, 2003) - WestPoint Stevens Inc. (OTCBB: WSPTE) (www.westpointstevens.com) today announced that its Board of Directors has elected M. L. (Chip) Fontenot as the Company's Chief Executive Officer. He has been serving as "acting" chief executive officer since August 14, 2003. Mr. Fontenot will retain his current positions as President and Chief Operating Officer.

Mr. Fontenot came to WestPoint Stevens in January of 2001 with more than 30 years' experience in the home fashions industry, including more than 20 years at Springs Industries, where he was President of Springs' Consumer Products Division, and more recently, assignments as Chairman, President and Chief Executive Officer of Perfect Fit Industries and as President and Chief Operating Officer for Dyersburg Corporation.

In addition, the Company has determined not to implement the previously announced agreement in principle with certain holders of its outstanding unsecured debt. Instead, the Company will negotiate new terms for a Chapter 11 plan of reorganization with all its major creditor constituencies. Notice of this determination will be included in a Form 8-K filed with the SEC and can subsequently be accessed at the Company's website, www.westpointstevens.com, under the "For Investors" tab.

WestPoint Stevens Inc. is the nation's premier home fashions consumer products marketing company, with a wide range of bed linens, towels, blankets, comforters and accessories marketed under the well-known brand names GRAND PATRICIAN, PATRICIAN, MARTEX, ATELIER MARTEX, BABY MARTEX, UTICA, STEVENS, LADY PEPPERELL, SEDUCTION, VELLUX and CHATHAM - all registered trademarks owned by WestPoint Stevens Inc. and its subsidiaries - and under licensed brands including RALPH LAUREN HOME, DISNEY HOME, GLYNDA TURLEY and SIMMONS BEAUTYREST. WestPoint Stevens is also a manufacturer of the MARTHA STEWART and JOE BOXER bed and bath lines. WestPoint Stevens can be found on the World Wide Web at www.westpointstevens.com.

Safe Harbor Statement: Except for historical information contained herein, certain matters set forth in this press release are "forward looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties may be attributable to important factors that include but are not limited to the following: Product margins may vary from those projected; Raw material prices may vary from those assumed; Additional reserves may be required for bad debts, returns, allowances, governmental compliance costs, or litigation; There may be changes in the performance of financial markets or fluctuations in foreign currency exchange rates; Unanticipated natural disasters could have a material impact upon results of operations; There may be changes in the general economic conditions that affect customer practices or consumer spending; Competition for retail and wholesale customers, pricing and transportation of products may vary from time to time due to seasonal variations or otherwise; Customer preferences for our products can be affected by competition, or general market demand for domestic or imported goods or the quantity, quality, price or delivery time of such goods; There could be an unanticipated loss of a material customer or a material license; The availability and price of raw materials could be affected by weather, disease, energy costs or other factors; The future results of operations may be adversely affected by factors relating to the Chapter 11 proceedings. The information contained in this release is as of October 17, 2003. WestPoint Stevens assumes no obligation to update publicly any forward-looking statements, contained in this document as a result of new information or future events or developments.

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